UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 28, 2009

AGREE REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland
(State of other jurisdiction of incorporation)

1-12928 (Commission file number)	38-3148187 (I.R.S. Employer Identification No.)
31850 Northwestern Highway Farmington Hills, MI (Address of principal executive offices)	48334 (Zip code)

(Registrant’s telephone number, including area code)  (248) 737-4190

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  3.02.            Unregistered Sales of Equity Securities.

On May 27, 2009, Agree Realty Corporation issued 257,794 shares of common stock upon the tender of 257,794 OP Units by the estate of a limited partner of Agree Limited Partnership.  In accordance with terms of the limited partnership agreement of Agree Limited Partnership, each OP Unit may be exchanged for a share of common stock at the election of the limited partners.  Agree Realty Corporation, as sole general partner of Agree Limited Partnership, has the option, but not the obligation, to settle exchanged OP Units in cash based on the current trading price of its common stock, but did not exercise such right in connection with the foregoing tender.  The issuance of shares of common stock was made in a private placement transaction exempt from registration pursuant to Section 4 (2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGREE REALTY CORPORATION

/s/ Kenneth R. Howe
Vice President, Finance, Chief Financial Officer

Date: May 28, 2009